                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                                 (RULE 14C-101)

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:


[ ]      Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[X]      Definitive Information Statement

                          EYE CARE INTERNATIONAL, INC.
                          ----------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------------

(5) Total fee paid:

[ ] Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

             ------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

             ------------------------------------------------------------------

         (3) Filing Party:

             ------------------------------------------------------------------

         (4) Date Filed:

             ------------------------------------------------------------------

                          EYE CARE INTERNATIONAL, INC.
                    1511 NORTH WESTSHORE BOULEVARD, SUITE 925
                              TAMPA, FLORIDA 33607
                                 (813) 289-5552

                                                                October 8, 2004
Dear Stockholder:

         This Information Statement is furnished to holders of shares of Class A common stock, par value $.001 per share ("Class A Common Stock"), and holders of shares of Class B common stock, par value $.001 per share ("Class B Common Stock"). The purpose of this Information Statement is to notify the stockholders that on August 5, 2004, the Company received written consent (the "Written Consent") from certain principal stockholders of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding approximately 4,350,000 shares of Class A Common Stock, and 4,383,162 shares of Class B Common Stock, representing in the aggregate approximately 58.08% of the total issued and outstanding voting stock of the Company, adopting the Company's Restated Certificate of Incorporation (the "Restated Certificate"), and ratifying the following actions: (i) the June 2003 one-for-five reverse stock split of the issued and outstanding shares of our Class A Common Stock and Class B Common Stock by changing each five shares into one share, and (ii) the June 2004 increase in the number of authorized shares of the Company to one hundred twenty million (120,000,000) shares consisting of eighty million (80,000,000) shares of Class A Common Stock, twenty million (20,000,000) shares of Class B Common Stock, and twenty million (20,000,000) shares of Class A convertible preferred stock ("Preferred Stock"). Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to five votes.

         The Board believes that the June 2003 one-for-five reverse stock split and the June 2004 increase in the number of authorized shares were beneficial to the Company and the stockholders. Pursuant to Section 245 of the Delaware General Corporation Law, the Company desires to integrate the previous amendments as set forth in the Restated Certificate. The full text of the Restated Certificate is attached as Annex I to this Information Statement.

         The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of all voting stock of the Company. The Board is not soliciting your proxy in connection with the adoption of the Restated Certificate and the ratification of the actions described above, and proxies are not requested from stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

         This Information Statement is being mailed on or about October 8, 2004 to stockholders of record on July 1, 2004 (the "Record Date").

                                                 /s/ Clark A. Marcus
                                                 Chairman, President, Chief
                                                 Executive Officer and Director

                          EYE CARE INTERNATIONAL, INC.
                    1511 NORTH WESTSHORE BOULEVARD, SUITE 925
                              TAMPA, FLORIDA 33607

                                 (813) 289-5552

                        ---------------------------------

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14C-2 THEREUNDER

                      -------------------------------------

      NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN
                  CONNECTION WITH THIS INFORMATION STATEMENT.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

         ---------------------------------------------------------------


         We are sending you this Information Statement to inform you of the adoption of the Restated Certificate of Incorporation (the "Restated Certificate") of the Company on July 29, 2004 by consent (the "Written Consent") from the Board of Directors (the "Board") and certain principal stockholders of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding approximately 4,350,000 shares of Class A Common Stock, and 4,383,162 shares of Class B Common Stock, representing in the aggregate approximately 58.08% of the total issued and outstanding voting stock of the Company, and the ratification of the following actions: (i) the June 2003 one-for-five reverse stock split of the issued and outstanding shares of our Class A Common Stock and Class B Common Stock by changing each five shares into one share, and (ii) the June 2004 increase in the number of authorized shares of the Company to one hundred twenty million (120,000,000) shares consisting of eighty million (80,000,000) shares of Class A Common Stock, twenty million (20,000,000) shares for Class B Common Stock, and twenty million (20,000,000) shares of Preferred Stock.

         The Board of Directors is not soliciting your proxy in connection with the adoption of the Restated Certificate and the ratification of the actions described above, and proxies are not requested from stockholders.

         The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Delaware General Corporation Law ("DGCL"). No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under the DGCL are afforded to the Company's stockholders as a result of the adoption of these resolutions.

         Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $ 10,000, will be paid by the Company.

                      RESTATED CERTIFICATE OF INCORPORATION

          GENERAL

         As of July 19, 2004, there were 22,912,698 shares of Class A Common Stock issued and outstanding, 4,462,802 shares of Class B Common Stock issued and outstanding, and 155 shares of Preferred Stock issued and outstanding. The Board of Directors believes that the Restated Certificate is in the best interests of both the Company and its stockholders and believed that the June 2003 one-for-five reverse stock split and the June 2004 increase in the number of authorized shares of the Company were in the best interests of the Company and its stockholders. The Board recommends the adoption of the Restated Certificate and the ratification of the actions described in the previous sentence.

         The Restated Certificate has been approved by the Board of Directors of the Company and the stockholders holding more than approximately 58.08% of the outstanding voting shares.

         VOTE REQUIRED; MANNER OF APPROVAL

         Approval to restate the current Certificate of Incorporation of the Company under DGCL Section 245 requires either the adoption by the board of directors without a vote of the stockholders or the restated certificate may be proposed by the directors and submitted by them to the stockholders for adoption. The Company has no class of voting stock outstanding other than the Class A Common Stock and the Class B Common Stock.

         Section 228 of the DGC provides in substance that, unless the Company's Certificate of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the DGC, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

         In accordance with the DGC, the Board of Directors of the Company and the affirmative vote of at least a majority of the outstanding shares on the adoption of the Restated Certificate and the ratification of the June 2003 one-for-five reverse stock split and the June 2004 increase in the number of authorized shares has been obtained. As a result, no vote or proxy is required by the stockholders to approve the adoption of the Restated Certificate and the ratification of the June 2003 one-for-five reverse stock split and the June 2004 increase in the number of authorized shares. The Restated Certificate will become effective upon its filing with the Secretary of State of the State of Delaware.

         Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the Restated Certificate cannot take effect until 20 days after this Information Statement is sent to the Company's stockholders. As mentioned earlier, the Restated Certificate will become effective upon its filing with the Secretary of State of the State of Delaware which is anticipated to be on or about October 29, 2004, 20 days after the mailing of this Information Statement.

         INCREASE IN AUTHORIZED UNISSUED SHARES

         The following table shows how the June 2003 one-for-five reverse stock split and the June 2004 increase in the amount of authorized shares of Class A Common Stock increased the number of shares of common stock available for issuance by our Board of Directors. The information presented in the table is as of April 14, 2003, the record date for the reverse stock split.

                                              NUMBER OF SHARES

                                               -----------------------------------------------------------------------------------
                                                    PRIOR TO REVERSE STOCK SPLIT                 AFTER REVERSE STOCK SPLIT
                                                    ----------------------------                 -------------------------
                                                   CLASS A               CLASS B                CLASS A              CLASS B
                                                 COMMON STOCK          COMMON STOCK          COMMON STOCK         COMMON STOCK
                                                 ------------          ------------          ------------         ------------

Authorized                                          20,000,000            10,000,000              80,000,000           20,000,000
Outstanding                                         12,213,610             1,277,700               2,442,722              255,540
Reserved for issuance
      Warrants                                       5,634,718                     0               1,126,944                    0
      Preferred stock                                2,025,720                     0                 405,144                    0
      Options that may be granted in                   500,000                     0                 100,000                    0
           future under existing option plan
Available for future issuance                         (374,048)            8,722,300              75,925,190           19,744,460

         Following the reverse stock split and increase in the number of authorized common stock, the Board of Directors became able to issue 75,925,190 shares of Class A Common Stock and 19,744,460 shares of Class B Common Stock without further stockholder approval. We do not presently have any agreement, understanding, or arrangement which would result in the issuance of any of the additional shares of our authorized and unissued common stock. Our Board of Directors does not intend to seek stockholder approval prior to any issuance of additional shares of our common stock, except as otherwise required by law or regulation. Our outstanding shares of common stock have no pre-emptive rights; accordingly, if we issue additional shares of common stock, our stockholders will not have any preferential right to purchase any of the additional shares. Although our Board of Directors believed the increase in authorized unissued shares was in the best interests of our company and our stockholders, the issuance of additional shares of common stock may, depending on the circumstances under which such shares are issued, reduce the stockholders' equity per share and may reduce the percentage ownership of common stock of existing stockholders.

         The increase in the number of shares available for issuance by our Board of Directors could, under certain circumstances, have the effect of deterring unsolicited tender offers for our common stock. In the event of a hostile takeover attempt, it might be possible for us to try to impede such attempt by issuing shares of common stock to a friendly party, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of our Company. Although the overall effect of such a course of action may be to deter unwanted takeover offers, our Board of Directors did not approve the reverse split and the increase in the amount of authorized shares of common stock for that purpose and believed the reverse split and the increase in the amount of authorized shares of Class A Common Stock was in the best interests of our Company and our stockholders and that the advantages of the reverse stock split, including the increase in the number of shares available for issuance by the Board of Directors, outweigh any potential disadvantages. Our management is not aware of any attempts to obtain control or take over our Company.

         IMPLEMENTATION OF REVERSE STOCK SPLIT AND INCREASE IN AUTHORIZED CLASS A COMMON STOCK


         The Board and the stockholders have adopted of the Restated Certificate and ratified the June 2003 reverse stock split and the June 2004 increase in the number of authorized shares. We filed amendments to the Certificate of Incorporation with the Secretary of State of Delaware in June 2003 authorizing the reverse stock split and in June 2004 increasing to the number of authorized shares of Class A Common Stock and Class B Common Stock. Each certificate representing shares of Class A Common Stock or Class B Common Stock outstanding immediately prior to the reverse stock split was deemed automatically, without any action on the part of the stockholders, to represent one-fifth of the pre-split number of shares. However, no fractional shares were issued as a result of the reverse stock split. Each stockholder of record owning shares of Class A Common Stock or Class B Common Stock prior to the reverse stock split which was not evenly divisible by five (5) received one additional share for the fractional share that such stockholder would otherwise have been entitled to receive as a result of the reverse stock split. After the reverse stock split became effective, stockholders were asked to surrender their stock certificates in accordance with the procedures set forth in a letter of transmittal. Upon such surrender, a new certificate representing the number of shares owned as a result of the reverse stock split were issued and forwarded to stockholders. However, each certificate representing the number of shares owned prior to the reverse stock split continue to be valid and represent a number of shares equal to one- fifth of the pre-split number of shares.


         EXCHANGE OF STOCK CERTIFICATES

         The exchange of shares of Class A Common Stock and Class B Common Stock resulting from the reverse stock split occurred on June 6, 2003, the date we filed the amendment to the Certificate of Incorporation effecting the reverse stock split, without any further action on the part of our stockholders and without regard to the date or dates certificates formerly representing shares of Class A Common Stock or Class B Common Stock were physically surrendered for certificates representing the post-split number of shares such stockholders were entitled to receive. We appointed American Stock Transfer & Trust Company, transfer agent for our Class A Common Stock, exchange agent to act for stockholders in effecting the exchange of their certificates.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information concerning the beneficial ownership of our common stock as of July 19, 2004 by (i) each stockholder known by us to be a beneficial owner of more than five percent of the outstanding common stock; (ii) each executive officer and director; and
(iii) all directors and officers as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

         The percentages below are calculated based on 27,375,500 shares of common stock issued and outstanding, representing 22,912,698 Class A shares plus 4,462,802 Class B shares. The Company has no options, warrants or other securities convertible into shares of common stock which are owned by the persons listed below.


                                            Amount and Nature
                                              Of Beneficial                         Percentage  of Common Stock
                                              Ownership (1)                           Beneficially Owned (2)
                                     --------------------------------   ----------------------------------------------------

                                         Class A         Class B                As a %              As a %        As a %
                                         Common          Common                 of All              of All        of All
Name                                      Stock           Stock              Common Stock          Class A        Class B
                                     --------------------------------   ------------------------ -------------  ------------
                                                                                                                   38.3

Clark Marcus (3) (4)                               _       1,709,280              6.2                 _
                                                                                                                     *
Sharon Kay Ray (3)                            69,600          24,640               *                  *
                                                                                                                   15.1

James L. Koenig (3)                                _         673,882               _                  _

Arthur Yeap (3)                               78,096              --               *                  *             --

William Koch (3)                              87,548           5,000               *                   *             *

John A. Schild (3)                            67,800              --              --                  *             --

Arnold Finestone (3)                          46,390              --               *                  *             --

Omnifirst Capital                          2,500,000              --              9.1                10.9           --

Jana Corp.                                 1,850,000       2,000,000             14.1                8.1           44.8

All officers and directors                   349,434       2,412,802             10.1%               1.5%          54.1%
as a group (8 persons)

 -------------------------------
* Less than 1%

(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of this table, a person or group of persons is deemed to beneficially own any shares that such person has the right to acquire within 60 days after July 19, 2004.

(2) Calculated as a percentage of the total number of shares of common stock issued and outstanding without respect to voting power. Each share of class B common stock is entitled to five votes per share, as compared to one vote per share of class A common stock. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on July 19, 2004, any shares, which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person. As of July 19, 2004, we had 22,912,698 shares of class A common stock outstanding and 4,462,802 shares of class B common stock outstanding, or a total of 27,375,500 shares of common stock outstanding.

(3) Address is c/o Eye Care International, Inc., 1511 North Westshore Boulevard, Suite 925, Tampa, Florida 33607.

(4) Includes 758,240 shares of class B common stock owned by Mr. Marcus' children.

                      INTEREST OF CERTAIN PERSONS IN OR IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

         No person has any interest, direct or indirect, by security holdings or otherwise, in the Restated Certificate which is not shared by all other stockholders.

                                  OTHER MATTERS

         The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

         IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE RESTATED CERTIFICATE, PLEASE CONTACT:

Clark Marcus
EYE CARE INTERNATIONAL, INC.
1511 North Westshore Boulevard, Suite 925
Tampa, Florida 33607
Telephone:  (813) 289-5552


                                        By order of the  Board of Directors of
                                        EYE CARE INTERNATIONAL, INC.

                                    EXHIBITS

 ANNEX I  RESTATED CERTIFICATE OF INCORPORATION

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          EYE CARE INTERNATIONAL, INC.

                                  ------------

         It is hereby certified that:

1.       (a) The present name of the corporation (hereinafter called the
             "corporation") is Eye Care International, Inc.

         (b) The name under which the corporation was originally incorporated is Eye Care International, Inc.; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware was May 31, 1994.

2. The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Eye Care International, Inc., without further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

3. The Board of Directors of the corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of
         Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

                                   "Restated Certificate of Incorporation
                                                     Of
                                        Eye Care International, Inc.

              FIRST: The name of the corporation is Eye Care International, Inc. (the "Corporation").

              SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 32 Lockerman Square, Suite L-100, City of Dover 19901, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

              THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation, which shall be in addition to the authority of the Corporation to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which the corporations may be organized under the General Corporation Law of the State of Delaware, are as follows:

         To purchase, receive, take by grant, gift, devise, bequest, or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use, and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer, or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

         To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

         (a) inventions, devices, formulae, processes, and any improvements and modifications thereof;

         (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade names, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, agency or instrumentality of the United states of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

         (c) franchises, licenses, grants, and concessions.

         To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and of any government or agency or instrumentality thereof; to make payment therefore in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers, and privileges in respect thereof, including the right to vote.

         To make, enter into, perform, and carry out contracts of every kind and description with any person, firm, association, corporation, or government or agency or instrumentality thereof.

         To acquire by purchase, exchange, or otherwise, all, or any part of, or any interest in, the properties, assets, business, and good will of any one or more persons, firm, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property, or its own or other securities; to hold, operate, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations, or contracts of such persons, firms, associations, or corporations, and to conduct the whole or any part of any business thus acquired.

         To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and an such terms and on such security, if any, as the Board of Directors of the corporation may determine.

         To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest, or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the Corporation may otherwise be or become interested, of any person, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization, or entity whatsoever.

         To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the Corporation may determine; and to secure any of its obligations by mortgage, pledge, or other encumbrance of all or any of its property, franchises, and income.

         To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind or in any transaction, undertaking, or arrangement which the Corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

         To draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures; and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

         To purchase, receive, take, reacquire, or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer, or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

         To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge, or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged, or consolidated.

         To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

         To promote and exercise all or any part of the foregoing purposes and powers in any and all parts or the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches, and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

         The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof , the corporation may not lawfully conduct, promote, or exercise.

              FOURTH: (a) Subject to adjustment pursuant to subparagraph (b), below, the total number of shares which the Corporation is authorized to issue shall be One Hundred Twenty Million (120,000,000) shares of which Eighty Million (80,000,000) shares shall be designated as Class A common stock with a par value of One Tenth of One Cent ($.001) per share and Twenty Million (20,000,000) shares shall be designated as Class B common stock with a par value of One Tenth of One Cent ($.001) per share. The remaining Twenty Million (20,000,000) shares shall be Preferred Stock with a par value of One Tenth of One Cent ($.001) per share.

         (b) Each share of Class A common stock shall be entitled to one vote per share on all matters required by law to be submitted to a vote of the holders of the common shares, and each share of Class B common stock shall be entitled to vote at the rate of five
(5) votes per share on all matters required by law to be submitted to a vote of the holders of the common shares. Holders of the shares of Class A common stock and Class B common stock shall vote together on all matters except as may otherwise be required under the Delaware General Corporation Law. The rights of the shares of Class A common stock and Class B common stock otherwise shall be identical in all respects. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder thereof. Upon the transfer of shares of Class B common stock by the initial holders thereof, each of said shares, without any action on the part of the holders thereof, automatically shall be converted into one share of Class A common stock on the stock record books of the Corporation.

         (c) The Corporation is authorized to issue the shares of preferred stock from time to time in one or more series with such designations, relative rights, preferences and limitations of qualifications as shall be fixed by the Board of Directors in the resolution or resolutions providing for the issue of such shares. The Board of Directors is expressly authorized to adopt such resolution or resolutions providing for the issue of such shares from time to time as the Board of Directors, in its discretion, may deem desirable

                  FIFTH: The name and the mailing address of the incorporator are as follows:

                  NAME                         MAILING ADDRESS
                  ----                         ---------------

                  Ann M. Jones                 One Biscayne Tower
                                               2 S. Biscayne Blvd., Suite 1880
                                               Miami, Florida 33131

              SIXTH: The Corporation is to have perpetual existence.

              SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of S 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of S 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholder or class of stockholders of this Corporation as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

              EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in the ByLaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other ByLaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of S 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the ByLaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provision of subsection (d) of S 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial ByLaw or in a ByLaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

         3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any Class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of S 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

              NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of ? S 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

              TENTH: The Corporation shall, to the fullest extent permitted by the provisions of ? S 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

              ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH."

         IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed and acknowledged this Restated Certificate of Incorporation.

Date:  October 8, 2004

                                       /S/ CLARK A. MARCUS
                                       -------------------
                                       Name:    Clark A. Marcus
                                       Title:  Chief Executive Officer
                                       and President